EXHIBIT 11

                                   Page 1 of 2


TII INDUSTRIES, INC AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS

                                                                 Three Months                 Year
                                                                        Ended                Ended
                                                                June 28, 1996        June 28, 1996
                                                               --------------       --------------
PRIMARY EARNINGS PER SHARE

Weighted Average of Common Stock
 Beginning of period (shares)
 Common Stock outstanding                                           7,420,000            5,479,000
 Class B Common Stock                                                      --              370,000
                                                               --------------       --------------
                                                                    7,420,000            5,849,000

 Issuance of common stock                                               4,000            1,262,000
                                                               --------------       --------------
                                                                    7,424,000            7,111,000
Common Stock Equivalents
 Options and warrants                                                 403,000              663,000

Preferred Stock
 Preferred Stock, Series A
 convertible at $6.25                                                      --               79,000
                                                               --------------       --------------
                                                                    7,827,000            7,853,000
                                                               ==============       ==============

Primary Earnings Per Share Computation
 Net profit                                                        $  622,000           $3,737,000
                                                               ==============       ==============


 Adjusted Net profit / weighted average of common stock
 $622,000/7,827,000 and $3,737,000/7,853,000                            $0.08                $0.48
                                                               ==============       ==============
Memo:  Market price at end of period                                    $6.88                $6.88
                                                               ==============       ==============
          Average market price for the period                           $6.90                $7.48
                                                               ==============       ==============

                                   EXHIBIT 11

                                   page 2 of 2


TII INDUSTRIES, INC AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS

                                                                Three Months                   Year
                                                                       Ended                  Ended
                                                               June 28, 1996          June 28, 1996
                                                              --------------         --------------
FULLY DILUTED EARNINGS PER SHARE

 Weighted average of Common Stock outstanding                      7,424,000              7,111,000
 Incremental shares from options and warrants                        403,000                689,000
 Preferred stock conversion                                               --                 79,000
 OPIC loan                                                           300,000                300,000
                                                              --------------         --------------
                                                                   8,127,000              8,179,000
                                                              ==============         ==============

Fully Diluted Earnings Per Share Computation

 Net profit                                                       $  641,000             $3,812,000
                                                              ==============         ==============


 Adjusted net profit / weighted average of common stock
 $641,000/8,127,000 and $3,812,000/8,179,000                           $0.08                  $0.47
                                                              ==============         ==============
